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                                                                   Exhibit 99.1


                            JOINT FILING AGREEMENT

     The undersigned each agree as follows:  (i) that certain statement on
Schedule 13D relating to the Common Stock, par value $.01 per share, of Titan Exploration, Inc., a Delaware corporation, is filed on behalf of each of them,
(ii) such Statement on Schedule 13D is adopted by each of them, (iii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iv) the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This Agreement may be terminated with respect to the obligation to file jointly future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

     EXECUTED as of December 23, 1999.

                                    UNOCAL CORPORATION


                                    By:  /s/ Joseph A. Householder
                                       -----------------------------------
                                       Name:   Joseph A. Householder
                                       Title:  Vice President, Corporate
                                               Development, and Assistant
                                               Chief Financial Officer


                                    UNION OIL COMPANY OF CALIFORNIA


                                    By:  /s/ Joseph A. Householder
                                       -----------------------------------
                                       Name:   Joseph A. Householder
                                       Title:  Vice President, Corporate
                                               Development, and Assistant
                                               Chief Financial Officer